Amendment No. 1

                                       to

                              Employment Agreement

This Amendment No. 1 to the Employment Agreement (the "Agreement") dated as of December 13, 2002 ("Agreement Date") by and between Financial Industries Corporation, a Texas company ("Company"), and George Wise ("Executive"), a resident of Texas. The parties desire to enter into this Amendment, which is intended to modify certain terms and conditions of the Agreement. In consideration of the mutual agreements contained herein, the Company and Executive agree as follows:

1. Section 3.1 of the Agreement is hereby amended in its entirety to read as follows:

          3.1 Employment Period. The term of Executive's employment under this Agreement (the "Employment Period") shall begin on the Agreement Date and end on March 31, 2004. The Company reserves the right, at its sole option, to establish an earlier date between January 1, 2004 and March 31, 2004 as the ending date of the Employment Period. Executive shall be entitled to receive the payment set forth in paragraph 6 of this Amendment No. 1 to the Employment Agreement.

2. The parties acknowledge that Executive received a letter dated December 3, 2003, whereby Executive was assigned to the position of Chief Actuary of the Company, reporting to the Chief Executive Officer of the Company, effective January 15, 2004. The parties agree that said letter is hereby rescinded.

3. Effective January 1, 2004, Section 2.1 of the Agreement is hereby amended in its entirety to read as follows:

          2.1 Duties. Company shall employ Executive during the Employment Period as the Chief Financial Officer, and Executive shall have the authority, duties, and responsibilities as are commensurate and consistent with such position and title, and as provided in, Company's by-laws. During the Employment Period, Executive shall follow the lawful directives of the CEO which are consistent with stated Board policy. During the Employment Period, Executive shall perform the duties assigned to him, and shall devote his full business time, attention and effort, excluding any periods of disability, vacation, or sick leave to which Executive is entitled, to the affairs of the Company and shall use his best efforts to promote the interests of the Company; provided, however, that, on and after January 1, 2004, Executive may devote up to one day per week to the business of Actuarial Risk Consultants, Inc. ("ARC"), which business Executive purchased from an affiliate of the Company as of December 31, 2003. Except as provided in the preceding sentence, Executive shall not engage in any other business or commercial activity for profit, including service on the board of directors of any corporation other than the Company, without the prior written consent of the

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               CEO. The preceding  sentence is not intended to prevent Executive from acting as a passive  investor in any business which does not
               involve  the  personal   efforts  of  Executive.   The  Executive
               acknowledges that his business time is not limited to a fixed number of hours per week. Executive agrees that neither the modification of his duties nor the close supervision of Executive by the Audit Committee of the Board of Directors of the Company constitutes "Good Reason", within the meaning of Section 1.21 of the Agreement;

4. Effective January 1, 2004, Section 4.1 is amended in its entirety to read as follows:

          4.1 Salary. Executive shall be paid in accordance with normal payroll practices (but not less frequently than monthly) at an annual rate of $152,000.00 per year.

5.   Section 4.2 is hereby deleted in its entirety.

6. Article IV -Compensation is amended by the addition of the following section:

          4.2 Severance Payment. In connection with the early termination of the Employment Period, Company will pay to Executive a severance payment in the amount of $310,000, one-half of which will be paid on January 1, 2004 and the balance to be paid on the last day of the Employment Period. The Company will deduct from each such installment any applicable deductions for federal income taxes and other related payroll taxes.

7. Section 7.1 is amended so as to substitute the phrase "March 31, 2004" for the phrase the second anniversary of the Date of Termination (whether or not during the Term" in the second line of said Section 7.1. Accordingly,
     Section 7.1, as amended, reads as follows:

          7.1 Non-Competition. Executive shall not at any time during the period beginning on the Agreement Date and ending on March 31, 2004, directly or indirectly, in any capacity:

               (a) engage or participate in, become employed by, serve as a director of, or render advisory or consulting or other services in connection with, any Competitive Business; provided, however, that after the Date of Termination this
                    Section 7.1(a) shall not preclude Executive from being an employee of, or consultant to, any business unit of a Competitive Business if (i) such business unit does not qualify as a Competitive Business in its own right and (ii) Executive does not have any direct or indirect involvement in, or responsibility for, any operations of such Competitive Business that cause it to qualify as a Competitive Business; or

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               (b)  make or retain any financial investment, whether in the form of equity or debt, or own any interest, in any Competitive Business; provided, however, that nothing in this subsection shall restrict Executive from making an investment in any Competitive Business if such investment (i) represents no
                    more  than  1%  of  the   aggregate   market  value  of  the
                    outstanding capital stock or debt (as applicable) of such Competitive Business, (ii) does not give Executive any right or ability, directly or indirectly, to control or influence the policy decisions or management of such Competitive Business, and (iii) does not create a conflict of interest between Executive's duties under this Agreement and his interest in such investment.

8. (a) In consideration of the obligations of the Company hereunder, Executive hereby releases and forever discharges the persons and organizations specified in Section 6(b), below, with respect to the matters described in Section 6( c ), below. Executive acknowledges that the consideration is in addition to anything of value to which he is already entitled. Executive agrees that this release is on behalf of himself, his heirs, executors, administrators, legal representatives, successors and assigns.

     (b) Executive releases the Company, any parent, subsidiary or otherwise affiliated companies, successors and assigns, and all of their past, present and future officers, directors, agents, administrators, trustees, attorneys, insurers, successors and employees. Collectively, these persons and organizations are intended to be third party beneficiaries of this agreement and are referred to in this Agreement as "the Released Parties."

(c) Executive releases the Released Parties from all existing, known, and unknown claims, demands, and causes of action for all existing, known, and unknown damages and remedies of any nature, which have accrued or which may ever accrue, to me or to my heirs, executors, administrators, legal representatives, successors, or assigns. This release includes but is not limited to (i) all claims under any federal, state, or local employment law or regulation, including without limitation Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e, et seq., the Equal Pay Act, 29 U.S.C. Section 206, the Americans With Disabilities Act, 42 U.S.C.
     Section 12101, et seq., the Fair Labor Standards Act, 29 U.S.C. Section 201, et. seq., the Age Discrimination in Employment Act, as amended (except any claims arising after the date of this agreement), 29 U.S.C. Section 621, et seq., the Employee Retirement Income Security Act, as amended, 29 U.S.C. Section 1001, et seq., and the Texas Commission on Human Rights Act, Texas Labor Code Section 21.001, et seq.; (ii) all claims under any other state, federal, or local law or regulation and all claims at common law,

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     including without limitation negligence,  contract, or tort claims, and all claims for backpay, front pay, damages, liquidated damages, exemplary and punitive damages, injunctive relief, costs, or attorneys' fees; (iii) all claims which Executive could assert now or claims Executive could assert in the future, concerning the terms and conditions of his employment, concerning anything that happened to Executive while he was an employee, or concerning the early termination of the Agreement; or (iv) all claims which Executive could assert pertaining to the matters described in a purported letter agreement dated July 22, 2003, between Executive and Eugene E.
     Payne, which letter agreement was rescinded by Executive and Eugene E. Payne in a document dated August 20, 2003.

9. All capitalized terms in this Amendment shall have the meaning set forth in the Agreement, in the absence of a different definition set forth herein.

10. To the extent that any terms of this Amendment are inconsistent with the express terms of the Agreement, this Amendment shall control. All other terms in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Company and Executive have caused this Amendment to be executed as of this 31st day of December, 2003.


Financial Industries Corporation



By:     /s/ Theodore A. Fleron
   ___________________________________

Title:  Vice President and Secretary
      ________________________________




        /s/ George Wise
______________________________________
George Wise


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